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                                                                    EXHIBIT 32.1

               CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ADVENTRX Pharmaceuticals, Inc. (the "Company") for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Evan Levine, Chief Executive Officer and President of the Company, and Carrie Carlander, Chief Financial Officer, Treasurer and Vice President, Finance, of the Company, hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-OxlEy Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


        Date: August 12, 2005             /s/ EVAN LEVINE
                                          ---------------
                                   Evan Levine
                                   Chief Executive Officer and President




        Date: August 12, 2005             /s/ CARRIE CARLANDER
                                          --------------------
                                   Carrie Carlander
                                   Chief Financial Officer, Treasurer and Vice
                                   President, Finance


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.